                                                                    Exhibit 10.7

2004 Bonus Awards

On March 2, 2005, the Compensation Committee of the Board of Directors of the
Company approved the following bonus awards for the Company's named executive officers: Joseph R. Gromek ($864,000); Lawrence R. Rutkowski ($369,600); Roger
A. Williams ($436,800); Frank Tworecke ($309,288); and Stanley P. Silverstein
($352,800).